Exhibit 4.5

[FORM OF SENIOR OR SUBORDINATED GUARANTEED CONVERTIBLE SECURITY]

[FACE OF NOTE]

PRINCIPAL AMOUNT: $

CUSIP:

No.:

[Unless and until it is exchanged in whole or in part for Convertible Securities in definitive registered form, this Convertible Security may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.]

CREDIT SUISSE GROUP (GUERNSEY) I LIMITED

    % Convertible Security

Due

GUARANTEED AS TO PAYMENT OF PRINCIPAL,

PREMIUM, IF ANY, AND INTEREST BY

CREDIT SUISSE GROUP AG

CREDIT SUISSE GROUP (GUERNSEY) I LIMITED, a Guernsey incorporated non-cellular company limited by shares (the “Company,” which term includes any successor entity under the Indenture hereinafter referred to), for value received, hereby promises to pay to                 , or registered assigns, at the office or agency of the Company in New York, New York, the principal sum of                dollars on                               , in the coin or currency of the United States, and to pay interest, [semi-annually] on              and              of each year, commencing                     , on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Convertible Security, from the            or the             , as the case may be, next preceding the date of this Convertible Security to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Convertible Security, or unless no interest has been paid or duly provided for on the Convertible Securities of this series, in which case from                     , until payment of said principal sum has been made or duly provided for; provided, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register or by wire transfer as provided in the Indenture.  Notwithstanding the foregoing, if the date hereof is after the     th day of            or              , as the case may be, and before the following            or             , this Convertible Security shall bear interest from such              or             ; provided, that if the Company shall default in the payment of interest due on such

or           , then this Convertible Security shall bear interest from the next preceding            or           , to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on the Convertible Securities of this series, from                 .  The interest so payable on any          or          will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Convertible Security is registered at the close of business on the          or             , as the case may be, next preceding such            or             , whether or not such day is a Business Day.

Reference is made to the further provisions of this Convertible Security set forth on the reverse hereof.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Convertible Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture referred to on the reverse hereof.

IN WITNESS WHEREOF, CREDIT SUISSE GROUP (GUERNSEY) I LIMITED has caused this Convertible Security to be duly executed.

CREDIT SUISSE GROUP (GUERNSEY) I LIMITED

By:
Name:
Title:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Convertible Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

HSBC BANK USA, N.A.,
as Trustee

By:
Authorized Officer

REVERSE OF CONVERTIBLE SECURITY

CREDIT SUISSE GROUP (GUERNSEY) I LIMITED

    % Convertible Security

Due

GUARANTEED AS TO PAYMENT OF PRINCIPAL,

PREMIUM, IF ANY, AND INTEREST BY

CREDIT SUISSE GROUP AG

This Convertible Security is one of a duly authorized issue of [senior][subordinated] debt securities convertible into shares or American depositary shares of the Guarantor (as defined below) to be issued in one or more series (hereinafter called the “Convertible Securities”) all issued or to be issued under and pursuant to an indenture for senior or subordinated guaranteed exchangeable or convertible debt securities dated as of               ,          (herein called the “Indenture”), among the Company, Credit Suisse Group AG, as guarantor (the “Guarantor,” which term includes any successor guarantor under the Indenture) and HSBC Bank USA, N.A., as trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Convertible Securities, including the Guarantee endorsed hereon.  The Convertible Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different conversion provisions (if any)[, may be subject to different subordination provisions (if any)], may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided.  This Convertible Security is one of a series designated as the       % Convertible Securities Due        of the Company, limited in initial aggregate principal amount to $                .

Unless otherwise specified in the Indenture or any applicable indenture supplemental thereto, interest will be computed on the basis of a 360-day year of twelve 30-day months.  The Company shall pay interest on overdue Principal and, to the extent lawful, on overdue installments of interest at the rate per annum borne by this Convertible Security.  Unless otherwise specified in the Indenture or any applicable indenture supplemental thereto, if a payment date is not a Business Day as defined in the Indenture at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

[This Convertible Security is [convertible][exchangeable] for [ordinary shares] [American Depositary Shares] of the Guarantor under the following circumstances:                   ]

In case an Event of Default (as defined in the Indenture) with respect to the Convertible Securities of this series shall have occurred and be continuing, [the Principal hereof and] the interest accrued hereon, if any, may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

As provided in the Indenture and any applicable indenture supplemental thereto, and subject to certain limitations therein set forth, the obligations of the Company under the Indenture and this Convertible Security are guaranteed pursuant to the Guarantee endorsed hereon.

The Indenture contains provisions which provide that, without prior notice to any Holders, the Company, the Guarantor and the Trustee may amend the Indenture, the Guarantee and the Convertible Securities of any series with the written consent of the Holders of a majority in principal amount of the outstanding Convertible Securities of all series affected by such amendment (all such series voting as one class), and the Holders of a majority in principal amount of the outstanding Convertible Securities of all series affected thereby (all such series voting as one class) by written notice to the Trustee may waive future compliance by the Company and the Guarantor with any provision of the Indenture, the Guarantee or the Convertible Securities of such series; provided that, without the consent of each Holder of the Convertible Securities of each series affected thereby, an amendment or waiver, including a waiver of past defaults, may not: (i) extend the stated maturity of the Principal of or any installment of interest on, such Holder’s Convertible Security, or reduce the Principal thereof or the rate of interest thereon, or adversely affect the rights of such Holder under any mandatory redemption, repurchase, exchange or conversion provision or any right of redemption or repurchase at the option of such Holder or the amount thereof provable in bankruptcy, insolvency or similar proceeding, or change any place of payment where, or the currency in which, any Principal or the interest thereon is payable, modify any right, as defined in the Indenture or applicable indenture supplemental thereto, to convert or exchange such Holder’s Convertible Security for another security to the detriment of the Holder, or impair the right to institute suit for the enforcement of any such payment on or after the due date therefor; (ii) reduce the percentage in principal amount of outstanding Convertible Securities of the relevant series the consent of whose Holders is required for any such supplemental indenture, or for any waiver of compliance with certain provisions of the Indenture or certain Defaults, Events of Default, other defaults or Covenant Enforcement Events and their consequences provided for in the Indenture; (iii) waive a Default in the payment of Principal of or interest on any Convertible Security of such Holder by the Company or the Guarantor pursuant to the terms of the Guarantee endorsed thereon; or (iv) modify any of the provisions of the Indenture governing supplemental indentures with the consent of Securityholders except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Convertible Security affected thereby.

It is also provided in the Indenture that, subject to certain conditions, the Holders of at least a majority in principal of the outstanding Convertible Securities of all series affected (voting as a single class), by notice to the Trustee, may waive an existing Default, Event of Default, any other default, or any Covenant Enforcement Event with respect to the Convertible Securities of such series and its consequences, except a Default in the payment of Principal of or interest on any Convertible Security as specified in [Section 7.01(a)(i)(1) or (2) or Section 7.01(b)(i)(1) or (2)] [Sections 7.02(a) or (b)] or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Convertible Security affected.  Upon any such waiver, such Default or default shall cease to exist, and any Event of Default or Covenant Enforcement Event with respect to the Convertible Securities of such series arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or default or Event of Default or Covenant Enforcement Event or impair any right consequent thereto.

The Indenture provides that a series of Convertible Securities may include one or more tranches (each a “tranche”) of Convertible Securities, including Convertible Securities issued in a Periodic Offering.  The Convertible Securities of different tranches may have one or more different terms, but all the Convertible Securities within each such tranche shall have identical terms, provided that Convertible Securities within a tranche may have different authentication dates, public offering prices, initial interest accrual dates, and initial interest payment dates, if applicable.  Notwithstanding any other provision of the Indenture, subject to certain exceptions, with respect to sections of the Indenture concerning the execution, authentication and terms of the Convertible Securities, redemption of the Convertible Securities, conversion of the Convertible Securities, Events of Default with respect to the Convertible Securities, defeasance of the Convertible Securities and amendment of the Indenture, if any series of Convertible Securities includes more than one tranche, all provisions of such sections applicable to any series of Convertible Securities shall be deemed equally applicable to each tranche of any series of Convertible Securities in the same manner as though originally designated a series unless otherwise provided with respect to such series or tranche pursuant to a Board Resolution or a supplemental indenture establishing such series or tranche.

[The Company, for itself and its successors, and each Holder, by accepting the Convertible Securities of this series, agrees that the payment of the Principal of and interest on such Convertible Securities is subordinated, to the extent and in the manner provided in the Indenture, to the right of payment in full of all present and future Senior Indebtedness, and that the subordination provisions in the Indenture are for the benefit of the Holders of Senior Indebtedness.]

No reference herein to the Indenture and no provision of this Convertible Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal of and interest on this Convertible Security in the manner, at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

The Convertible Securities are issuable initially only in registered form without coupons in denominations of [$2,000] and integral multiples of [$1,000] in excess thereof and are transferable and exchangeable at the office or agency of the Company in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture.

[This Convertible Security will not be redeemable at the option of the Company prior to maturity.] [This Convertible Security is redeemable prior to maturity                   .] [This Convertible Security is redeemable prior to maturity at the option of the Holders                   .] [This Convertible Security is entitled to the benefits of a mandatory sinking fund as follows:                       .]

Upon due presentment for registration of transfer of this Convertible Security at the office or agency of the Company in the Borough of Manhattan, The City of New York, a new Convertible Security or Convertible Securities of this series of authorized denominations for an equal aggregate principal amount and with the Guarantee endorsed thereon will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Convertible Security (whether or not this Convertible Security shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the Principal hereof and, subject to the provisions hereof, interest hereon, and for all other purposes, and none of the Company, the Guarantor or the Trustee nor any agent of the Company, the Guarantor or the Trustee shall be affected by any notice to the contrary.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture or any indenture supplemental thereto or in any Convertible Security or any Coupons appertaining thereto, or in the Guarantee, or because of any indebtedness evidenced thereby, shall be had against any incorporator as such, or against any past, present or future stockholder, officer, director or employee, as such, of the Company, of the Guarantor or of any successor, either directly or through the Company, the Guarantor or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

The laws of England shall govern this Convertible Security and the Guarantee [, except that the provisions relating to the status and degree of subordination of this Convertible Security and the Guarantee are governed by, and shall be construed in accordance with, the laws of the Island of Guernsey, in the case of the Company, and the laws of Switzerland, in the case of the Guarantor].

[SUBORDINATED] GUARANTEE

OF

CREDIT SUISSE GROUP AG

For value received, Credit Suisse Group AG, a company organized under the laws of Switzerland, having its principal executive offices at Paradeplatz 8, CH-8001, Zurich, Switzerland (herein called the “Guarantor,” which term includes any Person who is a successor Guarantor under the Indenture referred to in the Convertible Security upon which this Guarantee is endorsed), [subject to the prior payment in full of all its existing and future indebtedness ranking senior to the indebtedness evidenced hereby and to the subordination provisions contained in Article 12 of the Indenture], hereby fully and unconditionally guarantees to the Holder of the Convertible Security upon which this Guarantee is endorsed and to the Trustee on behalf of each such Holder (i) the due and punctual payment of the Principal of and interest on (and any other sums from time to time expressed to be payable by the Company in respect of) such Convertible Security when and as the same shall become due and payable, whether on the stated maturity, by declaration of acceleration, where applicable, call for redemption or otherwise and (ii) the delivery of the Guarantor’s shares or American depositary shares (or any monetary claim in respect thereof), if applicable, in each case according to the terms thereof and of the Indenture and any indenture supplemental thereto referred to therein.  In case of the failure of Credit Suisse Group (Guernsey) I Limited, a Guernsey incorporated non-cellular company limited by shares (herein called the “Borrower,” which term includes any successor Person under such Indenture), to punctually make any such payment of Principal or interest or any such sinking fund or analogous payment, the Guarantor hereby agrees[, subject to the subordination provisions contained in Article 12 of the Indenture and any indenture supplemental thereto,] to cause any such payment to be made punctually when and as the same shall become due and payable, whether on the stated maturity date or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Borrower and to deliver the Guarantor’s shares or American depositary shares (or any monetary claim in respect thereof), if applicable, in each case according [subject to the subordination provisions contained in Article 12 of the Indenture and any indenture supplemental thereto and] to the terms thereof and of the Indenture and any indenture supplemental thereto referred to therein.

The indebtedness evidenced by this Guarantee [is ranked equally and pari passu with all other unsecured and unsubordinated debt of the Guarantor] [is, to the extent provided in the Indenture and any indenture supplemental thereto, subordinate and junior in right of payment to the prior payment in full of all indebtedness ranking senior to the indebtedness evidenced hereby, and this Guarantee is issued subject to the subordination provisions of Article 12 of the Indenture and of any indenture supplemental thereto with respect thereto. The Holder of the Convertible Security upon which this Guarantee is endorsed, by accepting the same, (i) agrees to and shall be bound by such provisions, (ii) authorizes and directs the Trustee on his, her or its behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (iii) appoints the Trustee his, her or its attorney-in-fact for any and all such purposes.  The Holder hereof, by his, her or its acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture and of any indenture supplemental thereto by each holder of indebtedness ranking senior to the indebtedness evidenced hereby, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.]

[Subject to the subordination provisions of Article 12 of the Indenture and of any indenture supplemental thereto,] the Guarantor hereby agrees that its obligations hereunder shall be as if it were the principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Convertible Security or such Indenture and of any indenture supplemental thereto, any failure to enforce the provisions of such Convertible Security or such Indenture and of any indenture supplemental thereto, or any waiver, modification or indulgence granted to the Borrower with respect thereto, by the Holder of such Convertible Security or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or Guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the Principal amount of such Convertible Security, or increase the interest rate thereon, or alter the stated maturity date thereof.  The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Borrower, any right to require a proceeding first against the Borrower, protest or notice with respect to such Convertible Security or the indebtedness evidenced thereby or with respect to any sinking fund or analogous payment required under such Convertible Security and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the Principal of and interest on such Convertible Security. This Guarantee is a guarantee of payment and not of collection.

The Guarantor shall be subrogated to all rights of the Holder of such Convertible Security and the Trustee against the Borrower in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon such right of subrogation until the Principal of and interest on all Convertible Securities of the same series issued under such Indenture and any indenture supplemental thereto shall have been paid in full.

No reference herein to such Indenture and to any indenture supplemental thereto and no provision of this Guarantee or of such Indenture or any indenture supplemental thereto shall alter or impair the guarantees of the Guarantor which[, subject to the subordination provisions of Article 12 of the Indenture and of any indenture supplemental thereto,] are absolute and unconditional, of the due and punctual payment of the Principal of and interest on the Convertible Security upon which this Guarantee is endorsed, and of the delivery of the Guarantor’s shares or American depositary shares (or any monetary claim in respect thereto), if applicable, in each case according to the terms thereof and of the Indenture and any indenture supplemental thereto referred to therein.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of such Convertible Security shall have been manually executed by or on behalf of the Trustee under such Indenture.

All terms used in this Guarantee which are defined in such Indenture shall have the meanings assigned to them in such Indenture.

This Guarantee shall be governed by and construed in accordance with English law[, except that the provisions relating to the status and degree of subordination of the Guarantee are governed by, and shall be construed in accordance with, the laws of Switzerland].

Executed and dated the date on the face hereof.

CREDIT SUISSE GROUP AG,
as the Guarantor

By:
Name:
Title:

By:
Name:
Title:

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Convertible Security and all rights thereunder, hereby irrevocably constituting and appointing                                                                                                                           attorney to transfer such Convertible Security on the books of the Issuer, with full power of substitution in the premises.

Signature:

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Convertible Security in every particular without alteration or enlargement or any change whatsoever.